Exhibit 23.1

[Letterhead of PricewaterhouseCoopers LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2012, relating to the financial statements, financial statement schedules and effectiveness of internal control over financial reporting, which appears in MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/PricewaterhouseCoopers LLP

New York, NY

August 24, 2012